EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350/ SECURITIES EXCHANGE ACT RULE 13a-14(b), AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES – OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Cytori Therapeutics, Inc. for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the "Report") Marc H. Hedrick, as President & Chief Executive Officer of Cytori Therapeutics, Inc., and Tiago Girão, as VP of Finance and Chief Financial Officer of Cytori Therapeutics, Inc., each hereby certifies, respectively, that:

1.	The Report that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

2.	The information contained in the Report that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Cytori Therapeutics, Inc.

	By:	/s/ Marc H. Hedrick, MD
Dated: March 24, 2016		Marc H. Hedrick, MD
President & Chief Executive Officer

	By:	/s/ Tiago M. Girão
Dated: March 24, 2016		Tiago M. Girão
VP of Finance and Chief Financial Officer